                                                                    EXHIBIT 19.1








                          INFOSYS TECHNOLOGIES LIMITED
                Report for the first quarter ended June 30, 2002










                                 [INFOSYS LOGO]

At a glance - Indian GAAP



                                                   Rs. in crores, except per share data

                                                 Quarter ended
                                          -----------------------------      Year ended
                                          June 30, 2002   June 30, 2001  March 31, 2002
                                          -------------   -------------  --------------
For the period
Total revenue                                    764.62          612.52        2,603.59
Export revenue                                   750.52          596.30        2,552.47
Operating profit (PBIDT)                         274.93          240.52        1,037.63
PBIDT/revenues(%)                                 35.96%          39.27%          39.85%
Profit after tax (PAT)                           216.85          190.03          807.96
PAT/revenues(%)                                   28.36%          31.02%          31.03%
Earnings per share(*)
(par value of Rs. 5 each, fully paid)
     Basic                                        32.76           28.72          122.12
     Diluted                                      32.46           28.59          121.37
Dividend per share                                   --              --           20.00
Dividend amount                                      --              --          132.36
Capital expenditure                               53.79          101.74          322.74

At the end of the period
Total assets                                   2,297.56        1,595.61        2,080.31
Fixed assets - net                               755.93          623.88          718.24
Cash and cash equivalents                      1,089.23          630.51        1,026.96
Working capital                                1,459.83          910.70        1,293.41
Total debt                                           --              --              --
Net worth                                      2,297.56        1,595.61        2,080.31
Equity                                            33.09           33.08           33.09
Market capitalization                         21,772.72       23,900.56       24,654.33

Note:
Market capitalization is calculated by considering the share price at National stock exchange on the shares outstanding at the period/year end.

(*)EPS figures have been calculated for the period and have not been annualized.

                              [PERFORMANCE GRAPH]

                                                                              Net Profit from
                                           Total Revenue      Exports       Ordinary Activities
                                          (in Rs. Crores)  (in Rs. Crores)    (in Rs. Crores)
                                          ---------------  ---------------  -------------------
Year ended March 31, 2002                    2,603.59        2,552.47            807.96
Quarter ended June 30, 2001                    612.52          596.30            190.08
Quarter ended June 30, 2002                    764.62          750.52            216.85

Letter to the shareholders


Dear shareholder,

We are pleased to report a quarter of robust revenue growth. According to Indian GAAP, revenues grew by 12.42% over Q4 FY2002 while net profits from ordinary activities witnessed an increase of 3.10%. Our net cash flows during the quarter amounted to Rs. 62.27 crore. Gross addition in employees stood at 772 for the quarter, including 144 lateral hires - net employee addition for the quarter stood at 566.

The business environment continues to be challenging. Further, we have encountered delays in client and prospect visits due to adverse travel advisories. In this scenario, software revenues in US dollar terms grew by 11.9% for the quarter as compared to the previous quarter ended March 31, 2002. Revenue growth comprised volume growth of 12.5% offset by a price decline of 0.6%, as compared to the previous quarter.

The utilization during the quarter has increased as also the volumes. The revenue growth has been driven by a larger number of new project starts. Typically, during the initial phase of a new engagement, project requirements necessitate a higher onsite presence.

Keeping in mind the challenging environment that we continue to have, and as an investment towards the future, we have increased our sales and marketing efforts. As part of our global brand building efforts, we have set up the Wharton Infosys Business Transformation Awards to recognize creative use of technology in business. We have also announced an alliance with The Concours Group for strategic consulting and large change management programs, which will facilitate new executive level relationships. The higher marketing and sales costs along with the larger onsite presence have resulted in a decrease in margins for the quarter.

We have expanded our client base by adding 23 new clients during the quarter. Significant wins included Bear Stearns, the seventh largest securities firm in the US, ZKB, one of the five largest asset management institutions in Switzerland, Himawari Securities Inc, a leading securities firm in Japan, Food Lion, a US-based retail supermarket chain, FAS, an exclusive private-label design store in the US, Reynolds and Reynolds, a US-based billion-dollar information services company, Galileo Avionica, a leading avionics manufacturing company in Europe, and US-based Alibre Inc, the maker of Alibre Designs, an interactive design application built for the Internet.

Infosys continued to strengthen its presence in the banking products space through a strategic relationship with Saudi Investment Bank, a full service wholesale commercial bank in Saudi Arabia for deploying FINACLE(TM) eCorporate. During the quarter, National Commercial Bank Jamaica Ltd., became the first bank in the world to select the entire FINACLE(TM) suite of solutions.

During the quarter, the company acquired the Intellectual Property ("IP") of the Trade IQ product from IQ Financial Systems Inc., USA for its Banking Business Unit. The company entered into an agreement with the Aeronautical Development Agency, India ("ADA") for transfer of the IP in AUTOLAY, a commercial software application product used in the design of high performance structural systems.

In our efforts to create a high performance work ethic, Infosys has moved to a role-based structure, effective July 1, 2002. Further, the compensation structure will have a higher variable component that will take into consideration the company performance and the individual performance.

Infoscions continued their efforts to help global corporations transform their businesses through innovative application of technology. On your behalf, we thank our fellow Infoscions for contributing to yet another successful quarter through their commitment and dedication.

                                          /s/ S. Gopalakrishnan                    /s/ Nandan M. Nilekani
Bangalore                                     S. Gopalakrishnan                        Nandan M. Nilekani
July 10, 2002                           Chief Operating Officer        Chief Executive Officer, President
                                   and Deputy Managing Director                     and Managing Director

Auditors' Report

We have audited the attached Balance Sheet of Infosys Technologies Limited (the Company) as at June 30, 2002, and the Profit and Loss Account and the Cash Flow Statement of the Company for the quarter then ended, annexed thereto. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in India. Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

We report as follows:

(a) we have obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purposes of our audit;

(b) in our opinion, proper books of account have been kept by the Company so far as appears from our examination of those books;

(c) the Balance Sheet and the Profit and Loss Account dealt with by this report are in agreement with the books of account;

(d) in our opinion, the Balance Sheet, the Profit and Loss Account and Cash Flow Statements comply with the Accounting Standards issued by the Institute of Chartered Accountants of India, to the extent applicable; and

(e) in our opinion and to the best of our information and according to the explanations given to us, the accounts give a true and fair view in conformity with the accounting principles generally accepted in India:

     (i) in the case of the Balance Sheet, of the state of affairs of the Company as at June 30, 2002;

     (ii) in the case of the Profit and Loss Account, of the profit of the Company for the quarter then ended; and

     (iii) in the case of the Cash Flow Statement, of the cash flows of the Company for the quarter ended on that date.



                                                         for Bharat S Raut & Co.
                                                           Chartered Accountants

Bangalore                                                     S Balasubrahmanyam
July 10, 2002                                                            Partner

Balance sheet as at

                                                                          in Rs. crore

                                         June 30, 2002   June 30, 2001  March 31, 2002
                                         -------------   -------------  --------------
SOURCES OF FUNDS
SHAREHOLDERS' FUNDS

Share capital                                    33.09           33.08           33.09
Reserves and surplus                          2,264.47        1,562.53        2,047.22
                                              --------        --------        --------
                                              2,297.56        1,595.61        2,080.31
                                              ========        ========        ========

APPLICATION OF FUNDS
FIXED ASSETS

Original cost                                 1,098.70          738.74          960.60
Less: Depreciation and amortization             431.74          278.87          393.03
                                              --------        --------        --------
Net book value                                  666.96          459.87          567.57
Add: Capital work-in-progress                    88.97          164.01          150.67
                                              --------        --------        --------
                                                755.93          623.88          718.24

INVESTMENTS                                      56.96           44.44           44.44
DEFERRED TAX ASSETS                              24.84           16.59           24.22
CURRENT ASSETS, LOANS AND ADVANCES
Sundry debtors                                  413.29          309.12          336.73
Cash and bank balances                          887.32          446.29          772.22
Loans and advances                              668.59          468.18          643.87
                                              --------        --------        --------
                                              1,969.20        1,223.59        1,752.82
Less: Current liabilities                       213.71          154.52          126.11
     Provisions                                 295.66          158.37          333.30
                                              --------        --------        --------
NET CURRENT ASSETS                            1,459.83          910.70        1,293.41
                                              --------        --------        --------
                                              2,297.56        1,595.61        2,080.31
                                              ========        ========        ========

SIGNIFICANT ACCOUNTING POLICIES AND NOTES ON ACCOUNTS

The schedules referred to above and the notes thereon form an integral part of the Balance Sheet.

This is the Balance Sheet referred to in our report of even date.

for Bharat S Raut & Co.
Chartered Accountants


S. Balasubrahmanyam    N.R. Narayana Murthy       Nandan M. Nilekani         S. Gopalakrishnan            Deepak M. Satwalekar
Partner                Chairman and Chief Mentor  Chief Executive Officer,   Chief Operating Officer and  Director
                                                  President and              Deputy Managing Director
                                                  Managing Director

                       Marti G. Subrahmanyam      Philip Yeo                 Jitendra Vir Singh           Omkar Goswami
                       Director                   Director                   Director                     Director

                       Larry Pressler             Claude Smadja              K. Dinesh                    S.D. Shibulal
                       Director                   Director                   Director                     Director

                       T.V. Mohandas Pai          Phaneesh Murthy            Srinath Batni                V. Balakrishnan
Bangalore              Director and               Director                   Director                     Company Secretary and
July 10, 2002          Chief Financial Officer                                                            Vice President - Finance

Profit and Loss Account for the

                                                                         in Rs. crore, except per share data

                                                                       Quarter ended              Year ended
                                                               June 30, 2002  June 30, 2001   March 31, 2002
                                                               -------------  -------------   --------------
INCOME
Software services and products
    Overseas                                                        750.52           596.30         2,552.47
    Domestic                                                         14.10            16.22            51.12
                                                                 -----------    -----------      -----------
                                                                    764.62           612.52         2,603.59
SOFTWARE DEVELOPMENT EXPENSES                                       377.39           285.56         1,224.82
                                                               -----------      -----------      -----------
GROSS PROFIT                                                        387.23           326.96         1,378.77
SELLING AND MARKETING EXPENSES                                       55.09            27.65           129.79
GENERAL AND ADMINISTRATION EXPENSES                                  57.21            58.79           211.35
                                                               -----------      -----------      -----------
                                                                    112.30            86.44           341.14
OPERATING PROFIT (PBIDT)                                            274.93           240.52         1,037.63
Interest                                                             --               --               --
Depreciation and amortization                                        40.48            35.48           160.65
                                                               -----------      -----------      -----------
OPERATING PROFIT AFTER INTEREST AND DEPRECIATION                    234.45           205.04           876.98
Other income                                                         24.90            13.49            66.41
                                                               -----------      -----------      -----------
PROFIT BEFORE TAX                                                   259.35           218.53           943.39
Provision for taxation                                               42.50            28.50           135.43
                                                               -----------      -----------      -----------
NET PROFIT AFTER TAX                                                216.85           190.03           807.96
                                                               -----------      -----------      -----------
AMOUNT AVAILABLE FOR APPROPRIATION                                  216.85           190.03           807.96
                                                               -----------      -----------      -----------
DIVIDEND
    Interim                                                          --               --               49.63
    Final (Proposed, subject to deduction of tax if any)             --               --               82.73
    Dividend Tax                                                     --               --                5.06
Amount transferred - general reserve                                 --               --              670.54
Balance in Profit and Loss Account                                  216.85           190.03            --
                                                               -----------      -----------      -----------
                                                                    216.85           190.03           807.96
                                                               ===========      ===========      ===========
EARNINGS PER SHARE
(Equity shares, par value Rs. 5/- each)
    Basic                                                            32.76            28.72           122.12
    Diluted                                                          32.46            28.59           121.37
Number of shares used in computing earnings per share
    Basic                                                      6,61,88,530      6,61,59,038      6,61,62,274
    Diluted                                                    6,67,95,945      6,64,65,149      6,65,67,575
                                                               ===========      ===========      ===========

SIGNIFICANT ACCOUNTING POLICIES AND NOTES ON ACCOUNTS

The schedules referred to above and the notes thereon form an integral part of the profit and loss account.

This is the profit and loss account referred to in our report of even date.

for Bharat S Raut & Co.
Chartered Accountants

S. Balasubrahmanyam    N. R. Narayana Murthy      Nandan M. Nilekani         S. Gopalakrishnan            Deepak M. Satwalekar
Partner                Chairman and Chief Mentor  Chief Executive Officer,   Chief Operating Officer and  Director
                                                  President and              Deputy Managing Director
                                                  Managing Director

                       Marti G. Subrahmanyam      Philip Yeo                 Jitendra Vir Singh           Omkar Goswami
                       Director                   Director                   Director                     Director

                       Larry Pressler             Claude Smadja              K. Dinesh                    S. D. Shibulal
                       Director                   Director                   Director                     Director

                       T. V. Mohandas Pai         Phaneesh Murthy            Srinath Batni                V. Balakrishnan
Bangalore              Director and               Director                   Director                     Company Secretary and
July 10, 2002         Chief Financial Officer                                                             Vice President - Finance

Schedules to the Profit and Loss Account for the

                                                                                         in Rs. crore

                                                                Quarter ended              Year ended
                                                        June 30, 2002   June 30, 2001  March 31, 2002
                                                        -------------   -------------  --------------
SOFTWARE DEVELOPMENT EXPENSES
Salaries and bonus including overseas staff expenses           297.65          224.44          976.11
Staff welfare                                                    1.69            1.86            6.14
Contribution to provident and other funds                        6.46            6.16           25.63
Foreign travel expenses                                         37.06           27.20          113.12
Consumables                                                      1.16            0.39            3.22
Cost of software packages for
    own use                                                      9.76            7.96           34.44
    service delivery to clients                                  6.88            4.01            9.17
Computer maintenance                                             1.86            1.18            7.11
Communication expenses                                           7.17           10.22           36.11
Consultancy charges                                              5.73            2.04           10.12
Provision for post-sales client support                          1.97            0.10            3.65
                                                               ------          ------          ------
                                                               377.39          285.56        1,224.82
                                                               ======          ======        ========
SELLING AND MARKETING EXPENSES
Salaries and bonus including overseas staff expenses            30.05           15.83           61.04
Staff welfare                                                    0.13            0.12            0.27
Contribution to provident and other funds                        0.09            0.02            0.22
Foreign travel expenses                                          8.69            3.55           18.66
Consumables                                                      0.02              --            0.02
Cost of software packages for own use                            0.01            0.03            0.58
Communication expenses                                           0.06              --            0.38
Traveling and conveyance                                         0.15            0.90            3.14
Rent                                                             0.91            1.06            4.30
Telephone charges                                                1.06            0.73            3.26
Professional charges                                             2.27            0.66            5.90
Printing and stationery                                          0.37            0.37            1.55
Advertisements                                                   0.16              --            0.31
Brand building                                                   7.99            1.86           13.16
Office maintenance                                               0.15            0.07            0.31
Repairs to plant and machinery                                     --            0.01            0.01
Power and fuel                                                   0.04            0.02            0.06
Insurance charges                                                0.02              --              --
Rates and taxes                                                  0.11            0.23            0.33
Bank charges and commission                                      0.01            0.01            0.03
Commission charges                                               1.52            0.52           10.82
Marketing expenses                                               1.11            1.54            4.67
Sales promotion expenses                                         0.15            0.11            0.44
Other miscellaneous expenses                                     0.02            0.01            0.33
                                                               ------          ------          ------
                                                                55.09           27.65          129.79
                                                               ======          ======          ======

Schedules to the Profit and Loss Account for the

                                                                                        in Rs. crore

                                                                Quarter ended             Year ended
                                                         June 30, 2002  June 30, 2001 March 31, 2002
                                                         -------------  ------------- --------------
GENERAL AND ADMINISTRATION EXPENSES
Salaries and bonus including overseas staff expenses             12.21          10.89          45.48
Contribution to provident and other funds                         0.79           0.84           2.98
Foreign travel expenses                                           1.80           1.49           4.81
Traveling and conveyance                                          2.92           3.31          15.48
Rent                                                              5.23           5.45          20.11
Telephone charges                                                 3.64           3.51          11.45
Professional charges                                              6.53           3.19          16.23
Printing and stationery                                           1.65           2.77           4.75
Advertisements                                                    0.65           0.61           2.78
Office maintenance                                                3.93           3.28          13.81
Repairs to building                                               1.87           2.22           8.50
Repairs to plant and machinery                                    1.16           0.48           2.48
Power and fuel                                                    5.66           4.61          18.90
Insurance charges                                                 1.98           1.28           5.34
Rates and taxes                                                   1.17           0.67           3.93
Donations                                                         1.67           2.43           5.12
Auditor's remuneration
    audit fees                                                    0.06           0.05           0.21
    certification charges                                           --             --           0.02
    out-of-pocket expenses                                        0.01           0.01           0.02
Provision for bad and doubtful debts                              0.07           6.94          13.09
Provision for doubtful loans and advances                        (0.04)            --           0.42
Bank charges and commission                                       0.16           0.04           0.68
Commission to non-whole time directors                            0.24           0.24           0.98
Postage and courier                                               1.25           1.17           3.23
Books and periodicals                                             0.25           0.33           1.14
Research grants                                                     --           0.25           0.75
Freight charges                                                   0.11           0.12           0.52
Professional membership and seminar participation fees            0.82           0.54           2.20
Transaction processing fee and filing fees                        1.25           1.38           4.78
Other miscellaneous expenses                                      0.17           0.69           1.16
                                                                 -----          -----         ------
                                                                 57.21          58.79         211.35
                                                                 =====          =====         ======
OTHER INCOME

Interest received on deposits with banks and others(*)           17.68          11.81          51.23
Exchange differences                                              6.50           1.26          13.26
Miscellaneous income                                              0.72           0.42           1.92
                                                                 -----          -----         ------
                                                                 24.90          13.49          66.41
                                                                 =====          =====         ======
(*)Tax deducted at source                                         3.23           1.71           8.28

PROVISION FOR TAXATION
Current period / year

    Income taxes                                                 43.12          29.56         143.19
    Deferred taxes                                               (0.62)         (1.06)         (7.76)
                                                                 -----          -----         ------
                                                                 42.50          28.50         135.43
                                                                 =====          =====         ======

1.   Extracts of significant accounting policies and notes on accounts

Company overview

Infosys Technologies Limited ("Infosys" or the "company"), a world leader in consulting and information technology ("IT") services partners with Global 2000 companies to provide business consulting, systems integration, application development, maintenance, re-engineering and product engineering services. Through these services, Infosys enables its clients to fully exploit technology for business transformation. Clients leverage Infosys' Global Delivery Model to achieve higher quality, improved time-to-market and cost-effective solutions.

Management's Statement on significant accounting policies contained in the audited financial statements.

There are no changes in the accounting policies during the quarter ended June 30, 2002. The significant accounting policies of the company relate to revenue recognition, expenditure, fixed assets and capital work-in-progress, depreciation, retirement benefits to employees - principally gratuity, superannuation and provident fund benefits, research and development, income tax, earning per share, foreign currency transactions and investments.

1.1   Significant accounting policies

      1.1.1 Basis of preparation of financial statements

      The financial statements are prepared under the historical cost convention, in accordance with Indian Generally Accepted Accounting Principles ("GAAP") on the accrual basis. GAAP comprises mandatory accounting standards issued by the Institute of Chartered Accountants of India ("ICAI") and the provisions of the Companies Act, 1956. These accounting policies have been consistently applied, except for applicable recently issued accounting standards made mandatory by the ICAI effective the current fiscal year that were adopted by the company, as described below. All amounts are stated in Indian Rupees, except as otherwise specified.

      Effective the current fiscal year, the company has voluntarily adopted the applicable accounting standard on intangible assets, which is mandatory effective the year commencing April 1, 2003. Management has also evaluated the effect of the other recently issued accounting standards such as discontinuing operations and reporting of interests in joint ventures (although all these accounting standards are not mandatory for the fiscal year ending 2003). These accounting standards do not have a material impact on the financial statements of the company.

      The preparation of the financial statements in conformity with GAAP requires that the management of the company ("Management") make estimates and assumptions that affect the reported amounts of income and expenses of the period, reported balances of assets and liabilities and disclosures relating to contingent assets and liabilities as of the date of the financial statements. Examples of such estimates include expected development costs to complete software contracts, provisions for doubtful debts, future obligations under employee retirement benefit plans, income taxes, provision for post sales customer support and the useful lives of fixed and intangible assets. Actual results could differ from those estimates. Contingencies are recorded when it is probable that a liability has been incurred, and the amount can be reasonably estimated.

1.2   Notes on accounts

      Pursuant to an application by management, the Department of Company Affairs in their letter of January 23, 2002 granted the company approval to present the financial statements in Rupees crore. Accordingly, all amounts in the financial statements are presented in Rupees crore, except for per share data and as otherwise stated. All exact amounts are stated with the suffix "/-". One crore equals 10 million.

      The previous period's/year's figures have been regrouped/reclassified, wherever necessary, to conform to the current period's/year's presentation.

      1.2.1 Aggregate expenses

      Following are the aggregate amounts incurred on certain specific expenses that are required to be disclosed under schedule VI to the Companies Act, 1956:

                                                                         Quarter ended June 30,
                                                                         ----------------------      Year ended
                                                                            2002          2001     March 31, 2002
                                                                          ------        ------     --------------
      Salaries and bonus including overseas staff expenses                339.91        251.16           1,082.63
      Staff welfare                                                         1.82          1.98               6.41
      Contribution to provident and other funds                             7.34          7.02              28.83
      Foreign travel expenses                                              47.55         32.24             136.59
      Consumables                                                           1.18          0.39               3.24
      Cost of software packages for own use                                 9.77          7.99              35.02
      Cost of software packages for service delivery to clients             6.88          4.01               9.17
      Computer maintenance                                                  1.86          1.18               7.11
      Communication expenses                                                7.23         10.22              36.49
      Consultancy charges                                                   5.73          2.04              10.12
      Provision for post-sales client support                               1.97          0.10               3.65
      Traveling and conveyance                                              3.07          4.21              18.62
      Rent                                                                  6.14          6.51              24.41
      Telephone charges                                                     4.70          4.24              14.71
      Professional charges                                                  8.80          3.85              22.13
      Printing and stationery                                               2.02          3.14               6.30
      Advertisements                                                        0.81          0.61               3.09
      Office maintenance                                                    4.08          3.35              14.12
      Repairs to building                                                   1.87          2.22               8.50
      Repairs to plant and machinery                                        1.16          0.49               2.49
      Power and fuel                                                        5.70          4.63              18.96
      Brand building                                                        7.99          1.86              13.16
      Insurance charges                                                     2.00          1.28               5.34
      Rates and taxes                                                       1.28          0.90               4.26
      Commission charges                                                    1.52          0.52              10.82
      Donations                                                             1.67          2.43               5.12

                                                                 Quarter ended June 30,
                                                                 -----------------------            Year ended
                                                                   2002             2001        March 31, 2002
                                                                 ------           ------        --------------
Auditor's remuneration - audit fees                                0.06             0.05                  0.21
    - certification charges                                          --               --                  0.02
    - out-of-pocket expenses                                       0.01             0.01                  0.02
Provision for bad and doubtful debts                               0.07             6.94                 13.09
Provision for doubtful loans and advances                         (0.04)              --                  0.42
Bank charges and commission                                        0.17             0.05                  0.71
Commission to non-whole time directors                             0.24             0.24                  0.98
Postage and courier                                                1.25             1.17                  3.23
Books and periodicals                                              0.25             0.33                  1.14
Research grants                                                      --             0.25                  0.75
Freight charges                                                    0.11             0.12                  0.52
Professional membership and seminar participation fees             0.82             0.54                  2.20
Marketing expenses                                                 1.11             1.54                  4.67
Sales promotion expenses                                           0.15             0.11                  0.44
Transaction processing fee and filing fees                         1.25             1.38                  4.78
Other miscellaneous expenses                                       0.19             0.70                  1.49
                                                                 ------           ------              --------
                                                                 489.69           372.00              1,565.96
                                                                 ======           ======              ========

1.2.2    Obligations on long-term non-cancelable operating leases

The lease rentals charged during the period and maximum obligations on long-term non-cancelable operating leases payable as per the rentals stated in the respective agreements are as follows:

                                                        Quarter ended June 30,
                                                        ----------------------           Year ended
                                                           2002         2001         March 31, 2002
                                                          -----        -----         --------------
Lease rentals paid during the period/year                  5.52         4.07                  19.78
                                                          -----        -----                  -----
Lease obligations
Within one year of the balance sheet date                 17.04        11.10                  16.95
Due in a period between one year and five years           43.25        35.80                  46.90
Due after five years                                       6.62         4.12                   7.20
                                                          -----        -----                  -----

The operating lease arrangements extend for a maximum of ten years from their respective dates of inception and relate to rented overseas premises.

A contract with Progeon has created lease rental commitment as at June 30, 2002 due to Infosys within one year of the balance sheet date amounted to Rs. 0.82 and due in a period between one year and five years amounted to Rs. 1.50. The lease for premises extends for a maximum period of three years from quarter ended June 30, 2002 (the period of inception).

Fixed Assets stated below have been provided on operating lease to Progeon Ltd, a subsidiary company under the same management as at June 30, 2002.

Particulars                                   Cost     Accumulated         Net book
                                                      depreciation            value
                                             -----    ------------         --------
Land                                          1.67              --             1.67
Buildings                                     8.38            0.09             8.29
Plant and machinery                           1.65            0.09             1.56
Computer equipment                            0.54            0.02             0.52
Furniture and fixtures                        0.48            0.03             0.45
                                             -----            ----            -----
Total                                        12.72            0.23            12.49
                                             -----            ----            -----

The aggregate depreciation charged on the above assets amounted to Rs. 0.23 for the quarter ended June 30, 2002. The rental income from Progeon for the quarter ended June 30, 2002 amounts to Rs. 0.14.

1.2.3 Related party transactions

The company entered into related party transactions during the year ended March 31, 2002 with Yantra Corporation, USA, the subsidiary of the company until February 27, 2002, and key management personnel.

The transactions with Yantra Corporation comprise sales of Rs. 4.43 during the period from April 1, 2001 until February 27, 2002 (previous year as at March 31, 2001 Rs. 19.65). The outstanding dues from Yantra Corporation as at June 30, 2002 were Rs. 0.34. Such dues as at June 30, 2001 were Rs. 0.47 and as at March 31, 2002 were Rs. 0.34.

The company entered into related party transactions during the period ended June 30, 2002 with Progeon Limited, the subsidiary company, under the same management. The transactions are set out below.

Particulars                                                              Quarter ended
                                                                         June 30, 2002
                                                                         -------------
Capital transaction:
Financing transactions - amount paid to Progeon for issue of
1,22,49,993 fully paid equity shares of Rs 10/- each at par                      12.25
                                                                                 -----
Total                                                                            12.25
                                                                                 -----
Revenue transactions:
Purchase of services                                                              0.21
                                                                                 -----
Sale of services
    Business consulting services                                                  0.12
    Personnel and shared services including facilities                            0.70
                                                                                 -----
Total                                                                             0.82
                                                                                 -----

During the quarter ended June 30, 2002, an amount of Rs. 1.25 has been donated to Infosys Foundation a not-for-profit trust, in which certain directors of the company are trustees. Donations to the foundation for the quarter ended June 30, 2001 amounted to Rs. 2.00 and for the year ended March 31, 2002 were Rs. 3.75.

1.2.4 Transactions with Key Management Personnel

Our policy in determining our executive officers for reporting purposes has traditionally been to include all statutory officers and all members of our Management Council. As of April 01, 2002 in line with our growth and strategic objectives, we divided our Management Council into two levels comprised of senior executives and all other members. In accordance with this policy, our directors and executive officers, which include only senior executives of our Management Council, who we believe are our key management personnel.

Particulars of remuneration and other benefits paid to key management personnel during the quarters ended June 30, 2002, 2001 and the year ended March 31, 2002, are set out below.

Particulars                           Salary Contributions   Perquisites    Commission(*)    Sitting    Reimbursement        Total
                                              to provident           and                        fees      of expenses remuneration
                                                       and    incentives
                                               other funds
                                      ------  ------------    ----------   -------------    --------    -------------   -----------
Executive Directors
  Quarter ended June 30, 2002           0.63          0.06          0.80            --            --               --          1.49
  Quarter ended June 30, 2001           0.43          0.07          0.67            --            --               --          1.17
  Year ended March 31, 2002             2.02          0.21          1.07            --            --               --          3.30
                                        ====          ====          ====          ====          ====             ====          ====
Independent Directors
  Quarter ended June 30, 2002             --            --            --            --            --             0.18          0.18
  Quarter ended June 30, 2001             --            --            --            --            --             0.09          0.09
  Year ended March 31, 2002               --            --            --          0.96          0.06             0.27          1.29
                                        ====          ====          ====          ====          ====             ====          ====

(*)An amount of Rs. 0.24 provided during the quarter ended June 30, 2002, such provision for the quarter ended June 30, 2001 was Rs. 0.24.

Particulars                                 Salary  Contribution   Perquisites         Total      Total      Outstanding
                                                    to provident           and  remuneration      loans        loans and
                                                             and    incentives                  granted         advances
                                                     other funds
                                            ------  ------------   -----------  ------------    -------      -----------
Other Senior Management Personnel
  Quarter ended June 30, 2002                 0.08          0.05          0.16          0.29         --             0.08
  Quarter ended June 30, 2001                 0.08          0.05          0.08          0.21         --             0.11
  Year ended March 31, 2002                   0.34          0.11          0.48          0.93         --             0.08
                                              ====          ====          ====          ====         ==             ====

In addition, the details of options granted to the parties are as follows:

Name                                           Date of Grant     Option plan         Number of   Exercise price       Expiration of
                                                                               options granted          (in Rs.)            options
                                          -------------------    -----------   ---------------   ---------------      -------------
Non-Wholetime Directors
Deepak M Satwalekar                          April 11, 2001(*)          1999             7,000          3,215.60     April 11, 2011
Marti G Subrahmanyam                         April 11, 2001(*)          1999             6,000          3,215.60     April 11, 2011
Philip Yeo                                   April 11, 2001(*)          1999             3,000          3,215.60     April 11, 2011
Jitendra Vir Singh                           April 11, 2001(*)          1999             2,000          3,215.60     April 11, 2011
Omkar Goswami                                April 11, 2001(*)          1999             2,000          3,215.60     April 11, 2011
Larry Pressler                               April 11, 2001(*)          1999             2,000          3,215.60     April 11, 2011
Rama Bijapurkar                              April 11, 2001(*)          1999             2,000          3,215.60     April 11, 2011
Claude Smadja                                            --               --                --                --                 --
Other Senior Management Personnel
Girish G Vaidya                           October 29, 2001(**)          1999             3,000          3,016.75     Oct. 29, 2011
Company Secretary
V Balakrishnan                            October 29, 2001(**)          1999             2,000          3,016.75     Oct. 29, 2011
                                          --------------------          ----             -----          --------     --------------

(*)   Options granted during the quarter ended June 30, 2001
(**)  Options granted during the year ended March 31, 2002

Note: No options were granted during the quarter ended June 30, 2002

1.2.7 Pro-forma disclosures relating to the Employee Stock Option Plans
("ESOPs")

The company's 1994 stock option plan was established prior to the Securities and Exchange Board of India (SEBI) guidelines on stock options. Had the stock compensation costs for this stock option plan been determined as per the guidelines issued by SEBI, the company's reported net profit would have been reduced to the pro forma amounts indicated below.

                                     Quarter ended June 30,
                                     ----------------------      Year ended
                                      2002             2001  March 31, 2002
                                     -----           ------  --------------
Net profit:
    - As reported                    216.85          190.03          807.96
    - Adjusted pro forma             210.84          184.12          784.18
                                     ------          ------          ------

1.2.8 Intangible Assets

During the quarter the company acquired the intellectual property rights of Trade IQ product from IQ Financial Systems Inc., USA for its banking group. The consideration paid amounts to Rs. 14.14 (US$ 2.88 million). An additional US $ 1 million (Rs 4.88 as at June 30, 2002) has been retained in escrow pending completion of certain obligations by the seller. The consideration has been recorded as an intangible asset, which is being amortized over two years representing management's estimate of the useful life of the intellectual property.

The company entered into an agreement with the Aeronautical Development Agency, India ("ADA") for transferring the intellectual property rights in AUTOLAY, a commercial software application product used in the design of high performance structural systems. The company will pay the consideration in the form of a revenue share with a firm commitment of US$ 5 million (Rs 24.50) payable within 10 years of the contract date. The full ownership of intellectual property in AUTOLAY transfers to the company on remittance of the consideration. The committed consideration of Rs 24.50 has been recorded as an intangible asset and is being amortized over five years, which is management's estimate of the useful life.

1.2.9 Investing activities

Progeon Limited ("Progeon") was incorporated on April 3, 2002, and is a subsidiary, established to provide business process management and transitioning services. As at the balance sheet date, Infosys ("the company") has invested Rs.
12.25 in 1,22,49,993 fully paid equity shares in Progeon of face value Rs 10/ - each, at par. Progeon seeks to leverage the benefits of service delivery globalization, process redesign and technology to drive efficiency and cost effectiveness in customer business processes. Progeon obtained its first round financial closure by securing funding of Rs 49.00 from Citicorp International Finance Corporation, USA ("Citicorp") in exchange for 43,75,000 cumulative, convertible, redeemable preferred shares of face value Rs 100/- at a premium of Rs 12/- per share. The preference shares are convertible to an equal number of equity shares based on certain events as agreed between the company and Citicorp.

During the quarter the company invested Rs 0.27 in M-Commerce Ventures Pte Limited, Singapore ("M-Commerce") for 10 ordinary shares of face value Singapore $ ("S$") 1/- each fully paid at par and 90 redeemable preference shares of face value S$ 1/- each fully paid for a premium of S$ 1,110. Accordingly, the aggregate investment in M-Commerce as at June 30, 2002 amounts to Rs 2.11 (Rs
1.84 as at June 30, 2001 and March 31, 2002).

1.2.10 Segment reporting

The company's operations predominantly relate to providing IT services, delivered to customers globally operating in various industry segments. Accord-ingly, IT service revenues represented along industry classes comprise the primary basis of segmental information set out in these financial statements. Secondary segmental reporting is performed on the basis of the geographical location of customers.

Income and direct expenses in relation to segments is categorized based on items that are individually identifiable to that segment, while the remainder of the costs are categorized in relation to the associated turnover of the segment. Certain expenses such as depreciation, which form a significant component of total expenses, are not specifically allocable to specific segments as the underlying services are used interchangeably. The company believes that it is not practical to provide segment disclosures relating to those costs and expenses, and accordingly these expenses are separately disclosed as "unallocated" and directly charged against total income.

Fixed assets used in the company's business or liabilities contracted have not been identified to any of the reportable segments, as the fixed assets and services are used interchangeably between segments. The company believes that it is currently not practicable to provide segment disclosures relating to total assets and liabilities since a meaningful segregation of the available data is onerous.

Geographical revenues are segregated based on the location of the customer who is invoiced or in relation to which the revenue is otherwise recognized.

Industry segments
Quarter ended June 30, 2002, June 30, 2001 and year ended March 31, 2002

                      Financial services     Manufacturing           Telecom            Retail            Others          Total
                      ------------------     -------------           -------            ------            ------         ------
Revenues                          281.85            125.67            116.14             88.56            152.40          764.62
                                  225.58            112.40            102.28             68.04            104.22          612.52
                                  953.98            445.94            406.79            320.40            476.48        2,603.59
Identified operating expenses     117.07             54.07             38.63             29.23             54.10          293.10
                                   78.16             44.61             25.94             18.16             36.55          203.42
                                  355.38            181.92            114.13             89.43            166.37          907.23
Allocated expenses                 77.38             31.03             28.68             21.87             37.63          196.59
                                   64.62             30.20             27.48             18.28             28.00          168.58
                                  247.73            111.26            101.50             79.62            118.63          658.73
                                  ------            ------            ------            ------            ------        --------
Segmental operating income         87.40             40.57             48.83             37.46             60.67          274.93
                                   82.80             37.59             48.86             31.60             39.67          240.52
                                  350.87            152.76            191.16            151.36            191.48        1,037.63
                                  ------            ------            ------            ------            ------        --------
Unallocable expenses                                                                                                       40.48
                                                                                                                           35.48
                                                                                                                          160.65
                                                                                                                        --------
Operating income                                                                                                          234.45
                                                                                                                          205.04
                                                                                                                          876.98
                                                                                                                        --------
Other income (expense), net                                                                                                24.90
                                                                                                                           13.49
                                                                                                                           66.41
                                                                                                                        --------
Net profit before taxes                                                                                                   259.35
                                                                                                                          218.53
                                                                                                                          943.39
                                                                                                                        --------
Income taxes                                                                                                               42.50
                                                                                                                           28.50
                                                                                                                          135.43
                                                                                                                        --------
Net profit after taxes                                                                                                    216.85
                                                                                                                          190.03
                                                                                                                          807.96
                                                                                                                        ========

Geographic segments

Quarter ended June 30, 2002, June 30, 2001 and year ended March 31, 2002

                                 North America               Europe                India    Rest of the World            Total
                                 -------------               ------                -----    -----------------         --------
Revenues                                552.56               147.50                14.10                50.46           764.62
                                        442.09               121.41                16.22                32.80           612.52
                                      1,854.10               506.84                51.12               191.53         2,603.59
Identifiable operating expenses         216.41                54.41                 5.88                16.40           293.10
                                        142.18                43.03                 4.84                13.37           203.42
                                        646.90               181.55                19.98                58.80           907.23
Allocated expenses                      137.80                36.78                 6.04                15.97           196.59
                                        120.12                32.99                 6.15                 9.32           168.58
                                        468.2                127.97                14.82                47.74           658.73
                                        ------               ------                -----                -----         --------
Segmental operating income              198.35                56.31                 2.18                18.09           274.93
                                        179.79                45.39                 5.23                10.11           240.52
                                        739.00               197.32                16.32                84.99         1,037.63
                                        ------               ------                -----                -----         --------
Unallocable expenses                                                                                                     40.48
                                                                                                                         35.48
                                                                                                                        160.65
                                                                                                                      --------
Operating income                                                                                                        234.45
                                                                                                                        205.04
                                                                                                                        876.98
                                                                                                                      --------
Other income (expense), net                                                                                              24.90
                                                                                                                         13.49
                                                                                                                         66.41
                                                                                                                      --------
Net profit before taxes                                                                                                 259.35
                                                                                                                        218.53
                                                                                                                        943.39
                                                                                                                      --------
Income taxes                                                                                                             42.50
                                                                                                                         28.50
                                                                                                                        135.43
                                                                                                                      --------
Net profit after taxes                                                                                                  216.85
                                                                                                                        190.03
                                                                                                                        807.96
                                                                                                                      ========


16.2.11 Reconciliation of basic and diluted shares used in computing earnings per share

                                                              Quarter ended June 30,
                                                            --------------------------      Year ended
                                                                   2002           2001  March 31, 2002
                                                            -----------    -----------  --------------
Number of shares considered as basic weighted               6,61,88,530    6,61,59,038     6,61,62,274
 average shares outstanding
Add: Effect of dilutive issues of shares / stock options       6,07,415       3,06,111        4,05,301
                                                            -----------    -----------     -----------
Number of shares considered as weighted average
 shares and potential shares outstanding                    6,67,95,945    6,64,65,149     6,65,67,575
                                                            -----------    -----------     -----------

A complete set of the audited financial statements is available at www.infosys.com

Cash flow statement for the

                                                                    in Rs. crore

                                                                                        Quarter ended
                                                                                 ----------------------------      Year ended
                                                                                 June 30, 2002  June 30, 2001    March 31, 2002
                                                                                 -------------  -------------    --------------
CASHFLOWS FROM OPERATING ACTIVITIES
Profit before tax                                                                    259.35         218.53           943.39
Adjustments to reconcile profit before tax to cash provided
By operating activities
    (Profit)/Loss on sale of fixed assets                                             (0.01)         (0.03)           (0.09)
    Depreciation and amortization                                                     40.48          35.48           160.65
    Interest income                                                                  (17.68)        (11.81)          (51.23)
    Effect of deferred taxes                                                          (0.62)         (1.06)           (8.69)
    Income taxes paid during the period/year                              1          (25.34)        (37.89)         (131.27)
    Exchange differences on translation of
      foreign currency deposits                                                       (0.09)         (1.26)          (13.26)
Changes in current assets and liabilities
    Sundry debtors                                                                   (76.56)         (6.75)          (34.36)
    Loans and advances                                                    2          (51.59)         (8.95)          (39.02)
    Current liabilities and provisions                                    3           65.07          19.71            (5.16)
                                                                        ---        --------        -------          -------
NET CASH GENERATED BY OPERATING ACTIVITIES                                           193.01         205.97           820.96
                                                                        ---        --------        -------          -------

CASHFLOWS FROM FINANCING ACTIVITIES
Proceeds on exercise of stock options                                                  0.40           0.41             4.60
Dividends paid during the period/year, including Dividend Tax                        (82.73)        (54.68)         (109.37)
                                                                        ---        --------        -------          -------
NET CASH USED IN FINANCING ACTIVITIES                                                (82.33)        (54.27)         (104.77)
                                                                        ---        --------        -------          -------

CASHFLOWS FROM INVESTING ACTIVITIES
Purchases of fixed assets and change in capital work-in-progress          4          (53.79)       (101.74)         (322.74)
Proceeds on disposal of fixed assets                                                   0.13           0.06             1.60
Long-term investments in securities                                       5          (12.52)        (10.32)          (10.32)
Interest income                                                                       17.68          11.81            51.23
                                                                        ---        --------        -------          -------
NET CASH USED IN INVESTING ACTIVITIES                                                (48.50)       (100.19)         (280.23)
                                                                        ---        --------        -------          -------

Effect of exchange differences on translation of
    foreign currency deposits                                                          0.09           1.26            13.26
                                                                        ---        --------        -------          -------
Net (decrease)/increase in cash and cash equivalents
    during the period/year                                                            62.27          52.77           449.22
CASH AND CASH EQUIVALENTS AT THE
    BEGINNING OF THE PERIOD/YEAR                                                   1,026.96         577.74           577.74
                                                                        ---        --------        -------        ---------
CASH AND CASH EQUIVALENTS AT THE
    END OF THE PERIOD/YEAR                                                6        1,089.23         630.51         1,026.96
                                                                        ---        --------        -------        ---------
NOTES ON THE STATEMENT OF CASH FLOWS                                      7
                                                                        ---        --------        -------        ---------

This is the Cash Flow Statement referred to in our report of even date for Bharat S Raut & Co.
Chartered Accountants

S. Balasubrahmanyam    N. R. Narayana Murthy   Nandan M. Nilekani         S. Gopalakrishnan         Deepak M. Satwalekar
Partner                Chairman and Chief      Chief Executive Officer,   Chief Operating Officer   Director
                       Mentor                  President and Managing     and Deputy Managing
                                               Director                   Director

                       Marti G. Subrahmanyam   Philip Yeo                 Jitendra Vir Singh        Omkar Goswami
                       Director                Director                   Director                  Director

                       Larry Pressler          Claude Smadja              K. Dinesh                 S. D. Shibulal
                       Director                Director                   Director                  Director

                       T. V. Mohandas Pai      Phaneesh Murthy            Srinath Batni             V. Balakrishnan
Bangalore              Director and Chief      Director                   Director                  Company Secretary and
July 10, 2002          Financial Officer                                                            Vice President - Finance

Schedules to the statement of Cash flows
--------------------------------------------------------------------------------

                                                                    in Rs. crore
--------------------------------------------------------------------------------

                                                                                         Quarter ended             Year ended
                                                                                June 30, 2002    June 30, 2001   March 31, 2002
                                                                                -------------    -------------   --------------
1  Income taxes paid during the period/year
   Charge as per the Profit and Loss Account                                         42.50            28.50           135.43
   Add: Increase in advance income taxes                                             25.96            37.40           112.51
        (Increase)/Decrease in income tax provision                                 (43.12)          (28.01)         (116.67)
                                                                                  --------          -------         --------
                                                                                     25.34            37.89           131.27
                                                                                  ========          =======         ========

2  Change in loans and advances during the period/year
   As per the Balance Sheet                                                         668.59           468.17           643.87
   Less: Deposits with financial institutions and body corporate,
         included in cash and cash equivalents                                     (201.91)         (184.22)         (254.74)
         Advance income taxes separately considered                                (262.21)         (161.14)         (236.25)
                                                                                  --------          -------         --------
                                                                                    204.47           122.81           152.88
   Less: Opening balance considered                                                (152.88)         (113.86)         (113.86)
                                                                                  --------          -------         --------
                                                                                     51.59             8.95            39.02
                                                                                  ========          =======         ========

3  Change in current liabilities and provisions during the period/year
   As per the Balance Sheet                                                         509.37           312.90           459.41
   Add/(Less):Provisions separately considered in the cash flow Statement:
         Income taxes                                                              (282.69)         (150.92)         (239.57)
         Dividends                                                                      --               --           (82.73)
                                                                                  --------          -------         --------
                                                                                    226.68           161.98           137.11
   Less: Non cash transactions - (refer note 7.3)                                   (24.50)              --               --
   Less: Opening balance considered                                                (137.11)         (142.27)         (142.27)
                                                                                  --------          -------         --------
                                                                                     65.07            19.71            (5.16)
                                                                                  ========          =======         ========

4  Purchases of fixed assets and change in capital work-in-progress
   As per the Balance Sheet                                                         139.99           108.38           342.72
   Less: Non cash transactions - (also refer note 7.3)                              (24.50)              --               --
   Less: Opening Capital work-in-progress                                          (150.67)         (170.65)         (170.65)
   Add:  Closing Capital work-in-progress                                            88.97           164.01           150.67
                                                                                  --------          -------         --------
                                                                                     53.79           101.74           322.74
                                                                                  ========          =======         ========

5  Long-term investments in securities during the period/year
   As per the Balance Sheet                                                          56.96            44.44            44.44
   Add:  Provisions on investments                                                      --               --               --
   Less: Opening balance considered                                                 (44.44)          (34.12)          (34.12)
                                                                                  --------          -------         --------
                                                                                     12.52            10.32            10.32
                                                                                  ========          =======         ========

6  Cash and cash equivalents at the end of the period/year
   As per the Balance Sheet                                                         887.32           446.29           772.22
   Add: Deposits with financial institutions and body corporate,                    201.91           184.22           254.74
        included herein
                                                                                  --------          -------         --------
                                                                                  1,089.23           630.51         1,026.96
                                                                                  ========          =======         ========

7   Notes on the statement of cash flows

7.1 Cash flows are reported using the indirect method, whereby profit before tax is adjusted for the effects of transactions of a non-cash nature and any deferrals or accruals of past or future cash receipts or payments. The cash flows from regular revenue generating, financing, and investing activities of the company are segregated. Cash flows in foreign currencies are accounted at average monthly exchange rates that approximate the actual rates of exchange prevailing at the dates of the transactions.

7.2 The balance of cash and cash equivalents includes Rs 8.18 as at June 30, 2002 (as at June 30, 2001, Rs 1.92 and March 31, 2002, Rs 0.48) set aside for payment of dividends, also an amount of Rs 4.88 (nil as at June 30, 2001 and March 31, 2002) has been retained in escrow for payment to IQ Financial Systems, USA towards purchase of IPR and the same is payable on the successful renewal of certain customer contracts in favor of the company. Accordingly such cash is not available to the company.

7.3 During the quarter, the company entered into an agreement with the Aeronautical Development Agency, India for acquiring the intellectual property rights in AUTOLAY, a commercial software application product used in the design of high performance structural systems. The agreement requires the company to pay a consideration of $ 5 million (around Rs. 24.50) by 10 years of the contract date. The intellectual property has been recorded in the books of account along with the corresponding liability, which in substance is a non-cash transaction and hence has been excluded in the statement of cash flows.

7.4 Long-term investments in securities includes Rs. 12.25 invested in Progeon Ltd., a subsidiary, in the quarter ended June 30, 2002.

7.5 The previous year's/period's figures have been recast/restated, wherever necessary, to conform to the current period's presentation.

Ratio analysis as per Indian GAAP
--------------------------------------------------------------------------------

                                                                                     Quarter ended             Year ended
                                                                             June 30, 2002   June 30, 2001   March 31, 2002
                                                                             -------------   -------------   --------------
Financial performance
Export revenue/total revenue(%)                                                   98.16           97.35           98.04
Domestic revenue/total revenue(%)                                                  1.84            2.65            1.96
Software development expenses/total revenue(%)                                    49.36           46.62           47.04
Gross profit/total revenue(%)                                                     50.64           53.38           52.96
Selling and marketing expenses/total revenue(%)                                    7.20            4.51            4.99
General and administration expenses/total revenue(%)                               7.48            9.60            8.12
Selling, general and administration expenses/total revenue(%)                     14.68           14.11           13.11
Employee costs/total revenue(%)                                                   45.65           42.47           42.94
Operating profit/total revenue(%)                                                 35.96           39.27           39.85
Operating profit after depreciation and interest/total revenue(%)                 30.66           33.47           33.68
Depreciation and amortization/total revenue(%)                                     5.29            5.79            6.17
Other income/total revenue(%)                                                      3.26            2.20            2.55
Profit before tax/total revenue(%)                                                33.92           35.68           36.23
Tax/total revenue(%)                                                               5.56            4.65            5.20
Tax/PBT(%)                                                                        16.39           13.04           14.36
PAT from ordinary activities/total revenue(%)                                     28.36           31.02           31.03
Capital expenditure/total revenue(%) (LTM)                                         9.97           22.21           12.40
PAT from ordinary activities/average net worth(%) (LTM)                           42.88           54.15           46.57
ROCE (PBIT/Average capital employed)(%) (LTM)                                     50.56           61.00           54.37
Return on invested capital(%) (LTM)                                               73.49           91.56           83.10
Capital output ratio (LTM)                                                         1.42            1.69            1.50
Invested capital output ratio (LTM)                                                2.54            2.97            2.79

Balance sheet
Debt-equity ratio                                                                    --              --              --
Debtors turnover (Days) (LTM)                                                        55              52              47
Debtors turnover (Days) (Annualized)(*)                                              49              46              47
Current ratio                                                                      3.87            3.91            3.82
Cash and cash equivalents/total assets(%)                                         47.41           39.52           49.37
Cash and cash equivalents/total revenue(%) (LTM)                                  39.53           29.22           39.44
Depreciation/average gross block(%) (LTM)                                         18.03           23.49           20.18
Technology investment/total revenue(%) (LTM)                                       3.16            7.17            3.93

Year on Year Growth(%)(**)
Export revenue                                                                       26              70              36
Total revenue                                                                        25              72              37
Operating profit                                                                     14              75              36
Net profit                                                                           14              57              30
EPS                                                                                  14              57              30

Per - share data (period end)
Basic earnings per share from ordinary activities (Rs.)                           32.76           28.72          122.12
Basic cash earnings per share from ordinary activities (Rs.)                      38.88           34.08          146.40
Book value (Rs.)                                                                 347.12          241.17          314.31
Price/earning (LTM)                                                               26.01           34.54           30.50
Price/cash earnings (LTM)                                                         21.70           29.05           25.44
Price/book value                                                                   9.45           14.98           11.85
PE/EPS growth                                                                      1.86            0.61            1.03
Dividend per share (Rs.)                                                             --              --           20.00
                                                                                 ------          ------          ------

LTM - Last Twelve Months
(*) Beginning next quarter, debtors turnover ratio will be presented on LTM basis and reporting of same on annualized basis will be discontinued
(**) Denotes growth compared with figures of the corresponding period in the previous year.

At a glance - US GAAP
--------------------------------------------------------------------------------

                                       US $ millions, except as otherwise stated
--------------------------------------------------------------------------------

                                                       Quarter ended               Year ended
                                              June 30, 2002     June 30, 2001    March 31, 2002
                                              -------------     -------------    --------------
For the period
Revenues                                          156.31            130.53            545.05
Operating income                                   46.44             42.44            178.55
Operating income/revenues(%)                       29.71%            32.51%            32.76%
Net income                                         42.84             39.24            164.47
Net income/revenues(%)                             27.41%            30.06%            30.17%
Basic earnings per equity share($)                  0.65              0.60              2.51
Cash dividend per equity share($)                     --                --              0.35
Capital expenditure                                10.60             20.56             68.35

At the end of the period
Total assets                                      530.22            372.38            471.16
Property, plant and equipment- net                147.22            132.77            147.21
Cash and cash equivalents                         235.47            134.18            210.49
Working capital                                   303.21            184.09            270.37
Total debt                                            --                --
Stockholders' equity                              469.47            337.91            442.38
Common stock                                        8.60              8.59              8.60
Market capitalization                           4,459.79          5,086.31          5,053.15
                                                --------          --------          --------

Note:
Market capitalization is calculated by considering the Indian market price for the shares outstanding at the period/year end.

                                       Revenues          Operating income         Net income
                                  (US $ in millions)    (US $ in millions)    (US $ in millions)
                                  ------------------    ------------------    ------------------
Year ended March 31, 2002               545.05                178.55                164.47
Quarter ended June 30, 2001             130.53                 42.44                 39.24
Quarter ended June 30, 2002             156.31                 46.44                 42.84

Consolidated financial statements of Infosys Technologies Limited and its subsidiary

Principles of consolidation

The financial statements are prepared in accordance with the principles and procedures for the preparation and presentation of consolidated financial statements as laid down under the accounting standard on Consolidated Financial Statements issued by the ICAI. This being the first year of presentation of consolidated financial statements in line with the accounting standards, prior period figures have not been provided as they are unconsolidated and therefore do not permit meaningful comparison. The financial statements of the parent company, Infosys and Progeon have been combined on a line-by-line basis by adding together the book values of like items of assets, liabilities, income and expenses after eliminating intra-group balances and transactions and resulting unrealized gains/losses. The consolidated financial statements are prepared applying uniform accounting polices in use at Infosys and Progeon.

A complete set of the audited consolidated financial statements is available at www.infosys.com

Auditor's report

We have examined the attached Consolidated Balance Sheet of Infosys Technologies Limited (the Company) and its subsidiary Progeon Limited (subsidiary) as at June 30, 2002, and the Consolidated Profit and Loss account and the Consolidated Cash Flow Statement for the quarter then ended.

These financial statements are the responsibility of the Infosys Technologies Limited's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with generally accepted auditing standards in India. Those Standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are prepared, in all material respects, in accordance with the financial reporting framework generally accepted in India and are free of material misstatements. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements. We believe that our audit provides a reasonable basis for our opinion.

We report that the consolidated financial statements have been prepared by the Company in accordance with the requirements of Accounting Standard (AS) 21, Consolidated Financial Statements, issued by the Institute of Chartered Accountants of India and on the basis of separate audited financial statements of Infosys Technologies Limited and its subsidiary included in the consolidated financial statements.

On the basis of the information and explanation given to us, and on consideration of separate audit reports on individual audited financial statements of Infosys Technologies Limited and its subsidiary, we are of the opinion that:

(i) the Consolidated Balance Sheet gives a true and fair view of the consolidated state of affairs of Infosys Technologies Limited and its subsidiary as at June 30, 2002; and

(ii) the Consolidated Profit and Loss Account gives a true and fair view of the consolidated results of operations of Infosys Technologies Limited and its subsidiary for the quarter then ended; and

(iii) the Consolidated Cash Flow Statement, gives a true and fair view of the consolidated cash flows of Infosys Technologies Limited and its subsidiary for the quarter ended on that date.

                                                         for Bharat S Raut & Co.
                                                           Chartered Accountants

Bangalore                                                     S Balasubrahmanyam
July 10, 2002                                                            Partner

Consolidated Balance Sheet as at

                                                                    in Rs. crore
--------------------------------------------------------------------------------

                                                           Schedules    June 30, 2002
                                                           ---------    -------------
SOURCES OF FUNDS
SHAREHOLDERS' FUNDS
Share capital                                                   1            33.09
Reserves and surplus                                            2         2,263.25
Preference shares issued by subsidiary                          3            49.00
                                                              ---         --------
                                                                          2,345.34
                                                              ===         ========

APPLICATION OF FUNDS
FIXED ASSETS                                                    4
Original cost                                                             1,098.94
Less: Depreciation and amortization                                         431.75
                                                                          --------
Net book value                                                              667.19
Add: Capital work-in-progress                                                89.14
                                                              ---         --------
                                                                            756.33

INVESTMENTS                                                     5            44.71
DEFERRED TAX ASSETS                                             6            24.84
CURRENT ASSETS, LOANS AND ADVANCES
Sundry debtors                                                  7           413.89
Cash and bank balances                                          8           892.60
Loans and advances                                              9           723.17
                                                              ---         --------
                                                                          2,029.66
Less: Current liabilities                                      10           214.53
     Provisions                                                11           295.67
                                                              ---         --------
NET CURRENT ASSETS                                                        1,519.46
                                                              ---         --------
                                                                          2,345.34
                                                              ===         ========
SIGNIFICANT ACCOUNTING POLICIES AND NOTES ON ACCOUNTS          17
                                                              ---         --------

The schedules referred to above and the notes thereon form an integral part of the consolidated balance sheet.

This is the consolidated balance sheet referred to in our report of even date.

for Bharat S Raut & Co.
Chartered Accountants

S. Balasubrahmanyam    N.R. Narayana Murthy      Nandan M. Nilekani         S. Gopalakrishnan         Deepak M. Satwalekar
Partner                Chairman and Chief        Chief Executive Officer,   Chief Operating Officer   Director
                       Mentor                    President and Managing     and Deputy Managing
                                                 Director                   Director

                       Marti G. Subrahmanyam     Philip Yeo                 Jitendra Vir Singh        Omkar Goswami
                       Director                  Director                   Director                  Director

                       Larry Pressler            Claude Smadja              K. Dinesh                 S.D. Shibulal
                       Director                  Director                   Director                  Director

                       T.V. Mohandas Pai         Phaneesh Murthy            Srinath Batni             V. Balakrishnan
Bangalore              Director and              Director                   Director                  Company Secretary and
July 10, 2002          Chief Financial Officer                                                        Vice President - Finance

Consolidated Profit and Loss account for the
--------------------------------------------------------------------------------

                                             in Rs. crore, except per share data
--------------------------------------------------------------------------------

                                                                              Quarter ended
                                                               Schedules      June 30, 2002
                                                               ---------      -------------
INCOME
    Overseas                                                                       750.62
    Domestic                                                                        14.10
                                                                               ----------
                                                                                   764.72
COST OF REVENUES                                                   12              377.74
                                                                  ---          ----------
GROSS PROFIT                                                                       386.98

SELLING AND MARKETING EXPENSES                                     13               55.27
GENERAL AND ADMINISTRATION EXPENSES                                14               58.03
                                                                  ---          ----------
                                                                                   113.30

OPERATING PROFIT (PBIDT)                                                           273.68
Interest                                                                               --
Depreciation and amortization                                                       40.49
                                                                  ---          ----------
OPERATING PROFIT AFTER INTEREST AND DEPRECIATION                                   233.19

Other income                                                       15               24.94
                                                                  ---          ----------
NET PROFIT BEFORE TAX                                                              258.13
                                                                  ---          ----------

Provision for taxation                                             16               42.50
                                                                  ---          ----------
NET PROFIT AFTER TAX                                                               215.63
                                                                  ---          ----------
AMOUNT AVAILABLE FOR APPROPRIATION                                                 215.63
                                                                  ---          ----------

Balance in Profit and Loss Account                                                 215.63
                                                                  ---          ----------

EARNINGS PER SHARE
(Equity shares, par value Rs. 5/- each)
    Basic                                                                           32.58
    Diluted                                                                         32.28

Number of shares used in computing earnings per share
    Basic                                                                      66,188,530
    Diluted                                                                    66,795,945
                                                                  ===          ==========
SIGNIFICANT ACCOUNTING POLICIES AND NOTES ON ACCOUNTS              17
                                                                  ---          ----------

The schedules referred to above and the notes thereon form an integral part of the consolidated profit and loss account.

This is the consolidated profit and loss account referred to in our report of even date.

for Bharat S Raut & Co.
Chartered Accountants

S. Balasubrahmanyam    N.R. Narayana Murthy      Nandan M. Nilekani         S. Gopalakrishnan         Deepak M. Satwalekar
Partner                Chairman and Chief        Chief Executive Officer,   Chief Operating Officer   Director
                       Mentor                    President and Managing     and Deputy Managing
                                                 Director                   Director

                       Marti G. Subrahmanyam     Philip Yeo                 Jitendra Vir Singh        Omkar Goswami
                       Director                  Director                   Director                  Director

                       Larry Pressler            Claude Smadja              K. Dinesh                 S.D. Shibulal
                       Director                  Director                   Director                  Director

                       T.V. Mohandas Pai         Phaneesh Murthy            Srinath Batni             V. Balakrishnan
Bangalore              Director and              Director                   Director                  Company Secretary and
July 10, 2002          Chief Financial Officer                                                        Vice President - Finance

Consolidated Cash flow statement for the
--------------------------------------------------------------------------------

                                                                    in Rs. crore
--------------------------------------------------------------------------------

                                                                                                        Quarter ended
                                                                                      Schedules         June 30, 2002
                                                                                      ---------         -------------
Cashflows from operating activities
Profit before tax                                                                                           258.13
Adjustments to reconcile profit before tax to cash provided
By operating activities
    (Profit)/Loss on sale of fixed assets                                                                    (0.01)
    Depreciation and amortization                                                                            40.49
    Interest income                                                                                         (17.71)
    Effect of deferred taxes                                                                                 (0.62)
    Income taxes paid during the period                                                    1                (25.34)
    Exchange differences on translation of foreign currency deposits                                         (0.09)
Changes in current assets and liabilities
    Sundry debtors                                                                                          (77.15)
    Loans and advances                                                                     2                (51.14)
    Current liabilities and provisions                                                     3                 65.90
                                                                                         ---              --------
NET CASH GENERATED BY OPERATING ACTIVITIES                                                                  192.46
                                                                                         ---              --------

CASHFLOWS FROM FINANCING ACTIVITIES
Proceeds from the issue of preference share capital                                                          49.00
Proceeds on exercise of stock options                                                                         0.40
Dividends paid during the period, including Dividend Tax                                                    (82.73)
                                                                                         ---              --------
NET CASH USED IN FINANCING ACTIVITIES                                                                       (33.33)
                                                                                         ---              --------

CASHFLOWS FROM INVESTING ACTIVITIES
Purchases of fixed assets and change in capital work-in-progress                           4                (54.20)
Proceeds on disposal of fixed assets                                                                          0.12
Long-term investments in securities                                                        5                 (0.27)
Interest income                                                                                              17.71
                                                                                         ---              --------
NET CASH USED IN INVESTING ACTIVITIES                                                                       (36.64)
                                                                                         ---              --------

Effect of exchange differences on translation of foreign currency deposits                                    0.09
                                                                                         ---              --------

Net (decrease)/increase in cash and cash equivalents during the period                                      122.58

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD                                                  1,026.96
                                                                                         ---              --------
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD                                         6              1,149.54
                                                                                         ===              ========
NOTES ON THE STATEMENT OF CASH FLOWS                                                       7
                                                                                         ---              --------

This is the consolidated Cash Flow Statement referred to in our report of even date for Bharat S Raut & Co.
Chartered Accountants

S. Balasubrahmanyam    N. R. Narayana Murthy     Nandan M. Nilekani         S. Gopalakrishnan         Deepak M. Satwalekar
Partner                Chairman and Chief        Chief Executive Officer,   Chief Operating Officer   Director
                       Mentor                    President and Managing     and Deputy Managing
                                                 Director                   Director

                       Marti G. Subrahmanyam     Philip Yeo                 Jitendra Vir Singh        Omkar Goswami
                       Director                  Director                   Director                  Director

                       Larry Pressler            Claude Smadja              K. Dinesh                 S. D. Shibulal
                       Director                  Director                   Director                  Director

                       T. V. Mohandas Pai        Phaneesh Murthy            Srinath Batni             V. Balakrishnan
Bangalore              Director and              Director                   Director                  Company Secretary and
July 10, 2002          Chief Financial Officer                                                        Vice President - Finance

Shareholder information
--------------------------------------------------------------------------------

1.  Registered office                       Electronics City, Hosur Road, Bangalore - 561 229, India
                                            Tel.: +91-80-852 0261, Fax: +91-80-852 0362
                                            Homepage: www.infosys.com
2.  Listing on stock exchanges              In India:      National Stock Exchange of India Ltd. (NSE)
                                                           The Stock Exchange, Mumbai (BSE)
                                                           Bangalore Stock Exchange Ltd. (BgSE)
                                            Outside India: NASDAQ National Market in the United States
3.  Par value of equity shares              Rs. 5 each fully paid-up

4.  Registrar and share transfer agents     Karvy Consultants Limited,
    Share transfers in physical form and    Registrars and Share Transfer Agents;
    other communication regarding share     T.K.N. Complex, No. 51/2, Vanivilas Road;
    certificates, dividends, change of      Opposite National College, Basavanagudi;
    address, etc. may be addressed to:      Bangalore 560 004, India.
                                            Tel.: +91-80-662-1184, Fax: +91-80-662-1169
                                            E-Mail: kumars@karvy.com

5.  Stock market data relating to shares listed in India

    a. The company's market capitalization is included in the computation of the BSE-30 Sensitive Index (Sensex), the BSE Dollex and S&P CNX NIFTY Index.

    b. Monthly high and low quotations as well as the volume of shares traded at National, Mumbai and Bangalore Stock Exchanges for the quarter ended June 30, 2002 are:

                                NSE                               BSE                            BgSE
                     -------------------------------    -----------------------------    ----------------------
                     High       Low        Volume       High      Low       Volume       High    Low     Volume
                      Rs.       Rs.          Nos.        Rs.      Rs.        Nos.         Rs.    Rs.       Nos.
                     -----     -----     -----------    -----    -----    -----------    ----    ---     ------
    April, 2002      3,999     3,496     1,05,31,399    3,997    3,496      52,55,609      --     --        --
    May              3,950     3,352       76,99,103    4,100    3,358      37,26,413      --     --        --
    June             3,550     3,052     1,05,90,075    3,700    3,055      50,65,839      --     --        --
                     -----     -----     -----------    -----    -----    -----------    ----    ---      -----
    Total                                2,88,20,577                      1,40,47,861
                     -----     -----     -----------    -----    -----    -----------    ----    ---      -----
    Volume traded/average shares outstanding (%)(*)
    Quarter ended June 30, 2002                44.98%                           21.93%                       --
    Quarter ended June 30, 2001                33.70%                           52.87%                     0.03%
                                         -----------    -----    -----    -----------    ----    ---      -----

    (*) The number of shares outstanding as of June 30, 2002 is 6,40,70,030. The equity shares underlying the American Depositary Shares (ADSs) have been excluded for the purpose of this calculation.

6.  Share transfer system

    Shares sent for physical transfer are effected after giving a notice of 15 days to the seller for sale confirmation. The share transfer committee of the company meets as often as required.

    The total number of shares transferred in physical form during the three-month period ended June 30, 2002 was NIL (quarter ended June 30, 2001
    - 9,800).

7.  Investors' services - complaints received

                                                                   Quarter ended June 30,
                                                    --------------------------------------------------------
    Nature of complaints                                     2002                           2001
                                                    -------------------------      -------------------------
                                                    Received      Attended to      Received      Attended to
                                                    --------      -----------      --------      -----------
    Non receipt of dividend warrants                   29             29              22             22
    Non-receipt of split shares/bonus shares            1              1               1              1
    Letters from Stock exchanges, SEBI etc             --             --               2              2
    Non-receipt of share certificates                  --             --               1              1
                                                    --------      -----------      -----         ------
    Total                                              30             30              26             26
                                                    --------      -----------      -----         ------

    The company has attended to most of the investors' grievances/correspondence within a period of 10 days from the date of receipt of the same, during the quarter ended June 30, 2002 except in cases that are constrained by disputes or legal impediments.

8.  Legal proceedings

    There are some pending cases relating to disputes over title to shares, in which the company is made a party. However, these cases are not material in nature.

9.  Categories of shareholders as on June 30

                                                          2002                                        2001
                                        -----------------------------------------   -----------------------------------------
    Category                               No. of        Voting     No. of shares      No. of        Voting     No. of shares
                                        shareholders  strength(%)       held        shareholders  strength(%)      held
                                        ------------  -----------   -------------   ------------  -----------  -------------
    Individuals                            89,246         18.12      1,19,92,817       88,652         21.84      1,44,47,652
    Companies                               4,014          2.81        18,56,656        3,221          1.17         7,74,645
    OCBs and NRIs                             869          1.17         7,74,884          721          0.68         4,48,119
    FIIs                                      297         36.28      2,40,11,007          383         32.78      2,16,90,844
    Mutual Funds, Banks, FIs                  210          9.75        64,52,681          196         11.39        75,33,630
    Founders and their families                23         28.68      1,89,81,985           23         28.98      1,91,75,110
    Equity shares underlying                    1          3.20        21,18,500            1          3.16        20,90,717
    American Depositary Shares(*)
                                           ------        ------      -----------       ------        ------      -----------
    Total                                  94,660        100.00      6,61,88,530       93,197        100.00      6,61,60,717
                                           ------        ------      -----------       ------        ------      -----------

    (*)Held by beneficial owners outside India

10. Financial calendar (tentative and subject to change)

    Financial reporting for the second quarter ending September 30, 2002      October 10, 2002
    Interim dividend payment (if any)                                         November, 2002
    Financial reporting for the third quarter ending December 31, 2002        January 10, 2003
    Financial results for the year ending March 31, 2003                      April 10, 2003
    Annual General Meeting for the year ending March 31, 2003                 May / June 2003

11. Investors' correspondence in India

    For investor matters                              For queries relating to financial statements
    V. Balakrishnan                                   T. V. Mohandas Pai
    Company Secretary & Vice President - Finance      Director (F&A) and CFO
    Investors' Service Cell                           Infosys Technologies Ltd., Electronics City
    Infosys Technologies Ltd., Electronics City       Hosur Road, Bangalore 561 229, India
    Hosur Road, Bangalore 561 229, India              Tel.: +91-80-852-0396, Fax: +91-80-852-0754
    Tel.: +91-80-852-0440, Fax: +91-80-852-0754       E-mail: mdpai@infosys.com
    E-mail: balakv@infosys.com

12. Stock Exchange Codes

    Reuters code                    Bridge code                 Bloomberg code
    - INFY.BO (BSE)                 - IN;INF (BSE)              - INFO IN (BSE)
    - INFY.NS (NSE)                 - IN;INFN (NSE)             - NINFO IN (NSE)
    - INFY.O (NASDAQ)               - US;INFY (NASDAQ)

13. Stock market data relating to American Depositary Shares (ADSs)

    a.  ADS listed at                             NASDAQ National Market in the United States
    b.  Ratio of ADS to equity shares             2 ADS for one equity share
    c.  ADS symbol                                INFY
    d.  The American Depositary Shares issued under the ADS program of the company were listed on the NASDAQ National Market in the United States on March 11, 1999. The monthly high and low quotations as well as the volume of ADSs traded at the NASDAQ National Market for the quarter ended June 30, 2002 are:

                                High                 Low            Volume
                           ---------------     ---------------     ---------
                             $        Rs.        $        Rs.        Nos.
                           -----     -----     -----     -----     ---------
    April , 2002           70.36     3,446     59.99     2,938     20,53,700
    May                    67.76     3,320     56.00     2,743     15,48,200
    June                   61.09     2,982     46.55     2,273     14,91,600
                           -----     -----     -----     -----     ---------
    Total                                                          50,93,500
                           =====     =====     =====     =====     =========

    (*) 2 ADS = 1 equity share. US $ has been converted into Indian rupees at the monthly closing rates.

    The number of ADSs outstanding as on June 30, 2002 was 42,37,000. The percentage of volume traded to the total float was 118.09%.

     e. Investor correspondence may be addressed to

        In US                                                  In India

        P. R. Ganapathy,                                       V. Balakrishnan,
        Investor Relations Officer;                            Company Secretary and Vice President - Finance;
        Infosys Technologies Limited                           Infosys Technologies Limited
        34760, Campus Drive, Fremont CA 94555, USA.            Electronics City, Hosur Road, Bangalore 561 229, India.
        Tel.: +1-510-742-3030, Mobile: +1-510-872-4412,        Tel.: +91-80-852-0440
        Fax: +1-510-742-2930, E-mail: guns@infosys.com         Fax: +91-80-852-0754, E-mail: balakv@infosys.com

14. ECS mandate

    The company has received complaints regarding non-receipt of dividend warrants. All shareholders are requested to update their bank account details with their respective depositories urgently. This would enable the company to service its investors better. A copy of the ECS mandate form is provided elsewhere in the report. The ECS mandate form duly filled-up should be sent to the depository participant with whom the shareholder maintains his/her demat account.

15. Change of address

    The company has received complaints regarding non-receipt of dividend warrants and other corporate communications. All shareholders are requested to update their current address with their respective depositories immediately. This would enable the company to service its investors better.

Infosys Technologies Limited

United States             UK                         Netherlands                   Bhubaneswar              Mysore
Addison                   11th Floor, Emerald House  Siriusdreef 17-27             Plot No. E/4, Info City  No. 350
15305 Dallas Parkway      7/15 Lansdowne Road        2132 WT                       Bhubaneswar-751 024      Hebbal Electronics City
Suite, 210                Croydon, CR0 2BX, Surrey   Hoofddorp                     Orissa, India            Hootagalli,
Addison, TX 75001         Tel: (44) 20 8774 3300     Tel: (31) 23 5689 140         Tel: (91) 674 320001-32  Mysore-571 186
Tel: (972) 770 0450       Fax: (44) 20 8686 6631     Fax: (31) 23 5689 455         Fax: (91) 674 320100     Tel: (91) 821 404101
Fax: (972) 770 0490                                                                                         Fax: (91) 821 404200
                          Australia                  Scandinavia                   Chennai
Bellevue                  Level 7,                   Stureplan 4C, 4tr             No. 138                  New Delhi
10900 NE 4th Street       505 St. Kilda Road         114 35, Stockholm, Sweden     Old Mahabalipuram Road   K30, Green Park Main
#2300 Bellevue, WA 98004  Melbourne, Victoria 3004   Tel: (46) 8 463 1112          Sholinganallur           Behind Green Park Market
Tel: (425) 990 1028       Tel: (61) 3 9868 1607      Fax: (46) 8 463 1114          Chennai-600 119          New Delhi-110 066
Fax: (425) 990 1029       Fax: (61) 3 9868 1652                                    Tel: (91) 44 4509530/40  Tel: (91) 11 6514829-30
                                                     Singapore                     Fax: (91) 44 4500390     Fax: (91) 11 6853366
Berkeley Heights          Level 4, 90 Mount Street   30, Raffles Place
Two Connell Drive         North Sydney NSW 2060      #23-00 Caltex House           Hyderabad                Pune
Suite 4100                Tel: (61) 2 9954 0036      Singapore 048622              Survey No. 210           Plot No. 1;
Berkeley Heights          Fax: (61) 2 8904 1344      Tel: (65) 6233 6820           Manikonda Village        Pune Infotech Park
NJ 07922                                             Fax: (65) 6233 6905           Lingampally              At Post Hinjawadi
Tel: (908) 286 3100       Belgium                                                  Rangareddy (Dist)        Taluka Mulshi
Fax: (908) 286 3125       Dreve Richelle 161         Switzerland                   Hyderabad-500 0199       Pune-411 027
                          Building N 1410 Waterloo   Dreikonigstrasse 31A          Tel: (91) 40 3005222     Tel: (91) 20 2932800/01
Fremont                   Brussels                   8002 Zurich                   Fax: (91) 40 3005223     Fax: (91) 20 2932832
34760 Campus Drive        Tel: (322) 352 8718        Tel: (41) 1 208 3905
Fremont, CA 94555         Fax: (322) 352 8844        Fax: (41) 1 208 3500          Kolkata
Tel: (510) 742 3000                                                                C/61, Bapuji Nagar
Fax: (510) 742 3090       Canada                     United Arab Emirates          Regent Estate P. O.
                          5140 Yonge Street          Y-45, P. O. Box 8230          Kolkata-92
Lake Forest               Suite 1400                 Sharjah Airport International Pager No: (91) 9628-304450
25341 Commercentre Drive  Toronto, Ontario M2N 6L7   Free Zone (Saif Zone)
Suite 150                 Tel: (416) 224 7400        Sharjah                       Mangalore
Lake Forest, CA 92630     Fax: (416) 224 7474        Tel: (971) 6 5571 068         Kuloor Ferry Road
Tel: (949) 455 9161                                  Fax: (971) 6 5571 056         Kottara
Fax: (949) 609 0694       France                                                   Mangalore-575 006
                          12 Avenue de l'Arche       India                         Tel: (91) 824 451485-88
Lisle                     Faubourg de l'Arche        Bangalore                     Fax: (91) 824 451504
2300 Cabot Drive          92419 Courbevoie Cedex     Electronics City
Ste 250, Lisle, IL 60532  Paris                      Hosur Road                    Mohali (Chandigarh)
Tel: (630) 482 5000       Tel: (33) 1 4691 8456      Bangalore-561 229             B 100, Industrial Area
Fax: (630) 505 9144       Fax: (33) 1 4691 8800      Tel: (91) 80 8520261          Phase 8
                                                     Fax: (91) 80 8520362          Mohali (SAS Nagar)-160 059
Marietta                  Germany                                                  Punjab
400 Galleria parkway,     TOPAS 1                    Reddy Building                Tel: (91) 172 390510
Suite 1490, Atlanta       Mergenthalerallee 77       K-310, 1st Main                    (91) 172 257191, 92
GA 30339                  65760 Eschborn/Frankfurt   5th Block, Koramangala        Fax: (91) 172 254193
Tel: (770) 980 7955       Tel: (49) 6196 9694 0      Bangalore-560 095
Fax: (770) 980 7956       Fax: (49) 6196 9694 200    Tel: (91) 80 5532591/92       Mumbai
                                                     Fax: (91) 80 5530391          85-C Wing, 8th Floor
Ohio                      Hong Kong                                                Mittal Towers
6543-6631,                16F Cheung Kong Centre     Pavithra Complex              Nariman Point
Commerce Parkway,         2 Queen's Road Central     #1, 27th Main, 2nd Cross      Mumbai-400 021
Dublin Ohio, 43017        Central, Hong Kong         1st Stage, BTM Layout         Tel: (91) 22 2882911/14
Tel: (614) 792 9907       Tel: (852) 2297 2231       Bangalore-560 068             Fax: (91) 22 2846489
Fax: (614) 792 9929       Fax: (852) 2297 0066       Tel: (91) 80 6680182-85
                                                     Fax: (91) 80 6680181
Phoenix                   Japan
10851 N Black Canyon Hwy  Kearny Place Akasaka, 2F   Infosys Towers
#830, Phoenix, AZ 85029   2-21-25, Akasaka           No. 27, Bannerghatta Road
Tel: (602) 944 4855       Minato-Ku                  3rd Phase, J. P. Nagar
Fax: (602) 944 4879       Tokyo 107-0052             Bangalore-560 076             Bankers                   Visit Infosys at
                          Tel: (81) 3 5545 3251      Tel: (91) 80 6588668          ICICI Bank Ltd.           www.infosys.com
Quincy                    Fax: (81) 3 5545 3252      Fax: (91) 80 6588676          Bank of America
Two Adams Place, Quincy                                                                                      Send e-mail to
MA 02169                                                                           Company Secretary         infosys@infosys.com
Tel: (781) 356 3100                                                                V. Balakrishnan
Fax: (781) 356 3150                                                                                          Call us at
                                                                                                             within the U.S.
Troy                                                                               Auditors                  1-800-ITL INFO
100 Liberty Center                                                                 Bharat S Raut and Co.     outside the U.S.
#200, West Big Beaver Troy                                                         Chartered Accountants     91-80-8520261
MI 48084
Tel: (248) 524 0320                                                                Independent auditors
Fax: (248) 524 0321                                                                (US GAAP)
                                                                                   KPMG

                                                                           (C) 2002 Infosys Technologies Limited, Bangalore, India.
                                                                               Infosys acknowledges the proprietary rights in the
                                                                               trademarks and product names of other companies
                                                                               mentioned in this document.


48